UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2014

ACTAVIS PLC

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the acquisition by Actavis W.C. Holding Inc. (“Parent”), a wholly owned subsidiary of Actavis plc, of Durata Therapeutics, Inc. (“Durata”), on November 17, 2014, Parent entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with Computershare Trust Company, N.A., as rights agent (the “Rights Agent”). The terms of the CVR Agreement call for contingent cash payments of up to $5.00 in cash in the aggregate, if any, per contingent value right (“CVR”). Each CVR represents the right to receive the following cash payments, if any, without interest thereon and less any applicable withholding taxes, with each payment conditioned upon the achievement of the applicable milestone as follows:

•	EMA Milestone. Each CVR holder will be entitled to receive $1.00 per CVR if, prior to December 31, 2018, any of Parent, its affiliates (including Durata) and their respective direct and indirect transferees, licensees, grantees and acquirers with respect to rights to develop or commercialize dalbavancin (but not a distributor of dalbavancin acting solely in the capacity of a distributor and not otherwise a direct or indirect transferee, licensee, grantee or acquirer with respect to development or commercialization rights as to dalbavancin) (each, a “Selling Entity”) receives approval from the European Medicines Agency to market and sell dalbavancin in the European Union for the treatment of adult patients with acute bacterial skin and skin structure infections (the “EMA Milestone”).

•	Single Dose Milestone. Each CVR holder will be entitled to receive $1.00 per CVR payable by Parent if, prior to December 31, 2018, authorization is received by the U.S. Food and Drug Administration, or any successor agency (the “FDA”), that permits any Selling Entity to market and sell dalbavancin with approved labeling as a single dose infusion for the treatment of adult patients with acute bacterial skin and skin structure infections (the “Single Dose Milestone”).

•	Net Revenue Milestone. Each CVR holder will be entitled to receive $3.00 per CVR payable by Parent if the aggregate gross worldwide revenues received (i) by Parent and its affiliates for dalbavancin sold to third parties including to distributors and end-users (other than to Parent or any of its affiliates) and (ii) by Parent and its affiliates in the form of any upfront fees, royalty, milestone payments or other consideration received from any third party to whom rights to dalbavancin have been licensed, subject to certain permitted deductions, during the period beginning on January 1, 2016 and ending on December 31, 2017, are equal to or exceed $600 million (the “Net Revenue Milestone”).

The terms of the CVRs described above reflect the parties’ agreement over the sharing of potential economic upside benefits from future net revenues of dalbavancin and do not necessarily reflect anticipated net revenues of dalbavancin. There can be no assurance that such levels of net revenues will occur or that any or all of the payments in respect of the CVRs will be made.

Additionally, Parent and each other Selling Entity have agreed to use commercially reasonable efforts to: (i) commercialize and sell dalbavancin during the period beginning on January 1, 2016, and ending on December 31, 2017; (ii) obtain approval by the European Commission of a “marketing authorisation application” through the centralized procedure, to market and dalbavancin for the treatment of adult patients with acute bacterial skin and skin structure infections in the European Union; and (iii) (A) complete Durata’s existing Phase 3b clinical trial to evaluate the efficacy and safety of a single dose of dalbavancin infused in adult patients with ABSSSI caused by susceptible Gram-positive bacteria (the “Single Dose Study”), as well as all activities related to completing the Single Dose Study, filing the related supplemental “new drug application” and receiving the required approvals to permit the marketing and sale of dalbavancin with approved labeling for a single dose (the “Single Dose Milestone”), and (B) file and seek approval for such applications from the FDA as are necessary to achieve the Single Dose Milestone, including filing a supplemental “new drug application” in respect thereof.

If either of the EMA Milestone and the Single Dose Milestone is achieved on or prior to December 31, 2018, Parent will deliver to the Rights Agent within 20 business days after such achievement (i) a certificate certifying the date of achievement of such milestone and that the holders of CVRs are entitled to receive an amount equal to $1.00 per CVR, payable in cash, without interest, in respect of such milestone and (ii) cash in the aggregate amount payable to the holders of CVRs. If either of the EMA Milestone and the Single Dose Milestone is not achieved on or prior to December 31, 2018, Parent will deliver to the Rights Agent within 20 business days after December 31, 2018 a certificate certifying that such milestone was not achieved.

If the Net Revenue Milestone is achieved prior to the conclusion of the period beginning on January 1, 2016 and ending on December 31, 2017, Parent will deliver to the Rights Agent within 45 days after the last day of such fiscal quarter in which the Net Revenue Milestone is achieved (i) a certificate certifying the satisfaction of the Net Revenue Milestone and that the holders of CVRs are entitled to receive an amount equal to $3.00 per CVR, payable in cash, without interest, in respect of such milestone and (ii) cash in the aggregate amount payable to the holders of CVRs. If the Net Revenue Milestone is not achieved prior to December 31, 2017, Parent will deliver to the Rights Agent on or before February 15, 2018, a certificate certifying that the Net Revenue Milestone was not achieved.

The Rights Agent will have 10 business days after receipt of a milestone achievement certificate to send each CVR holder a copy of the applicable milestone achievement certificate and the milestone payment due in respect of achievement of such milestone. The Rights Agent will have 10 business days after receipt of a milestone non-achievement certificate to send each CVR holder a copy of the applicable milestone non-achievement certificate. Unless holders representing at least 35% of the outstanding CVRs send the Rights Agent a written objection to a milestone non-achievement certificate within 90 days of delivery by the Rights Agent of such milestone non-achievement certificate, the holders of CVRs will be deemed to have accepted such milestone non-achievement certificate and Parent and its affiliates will have no further obligation with respect to the applicable milestone payment. If holders representing at least 35% of the outstanding CVRs object to the Net Revenue Milestone non-achievement certificate, they will have the right to request an audit by an independent accounting firm of Parent’s records in order to determine whether the Net Revenue Milestone was achieved. If such independent accountant concludes that payment with respect to the achievement of the Net Revenue Milestone should have been made, then Parent will be required to make such payment, plus interest.

The CVR Agreement provides that the holders of CVRs are intended third-party beneficiaries of the CVR Agreement.

References to, and descriptions of, the CVR Agreement as set forth herein are not intended to be complete and are qualified in their entirety by the full text of the agreement which is attached to this report as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 17, 2014, the Company issued a press release announcing the completion of its acquisition of Durata. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, dated as of November 17, 2014, by and between Actavis W.C. Holding Inc., Computershare Inc. and Computershare Trust Company, N.A.

99.1	Press Release dated November 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014	ACTAVIS plc

	By:	/s/ A. Robert D. Bailey
	Name:	A. Robert D. Bailey
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Contingent Value Rights Agreement, dated as of November 17, 2014, by and between Actavis W.C. Holding Inc., Computershare Inc. and Computershare Trust Company, N.A.

99.1	Press Release dated November 17, 2014.